Exhibit 21.1
SUBSIDIARIES OF KKR INFRASTRUCTURE CONGLOMERATE LLC
(As of December 31, 2025)

Name	Jurisdiction
Dirigo Investments Pte. Ltd	Singapore
K-INFRA Aqueduct Limited	United Kingdom
K-INFRA Boulder Aggregator GP Limited	Cayman Islands
K-INFRA Boulder LLC	Delaware
K-INFRA Cavalry LLC	Delaware
K-INFRA Cavalry REIT Aggregator LLC	Delaware
K-INFRA Denali Aggregator GP LLC	Delaware
K-INFRA Devonshire Aggregator GP Limited	Cayman Islands
K-INFRA Devonshire LLC	Delaware
K-INFRA Dino Limited	United Kingdom
K-INFRA Dirigo Holdings Limited	Cayman Islands
K-INFRA Dirigo LLC	Delaware
K-INFRA Eagle LLC	Delaware
K-INFRA Eight Mile Aggregator GP LLC	Delaware
K-INFRA Eight Mile Co-Invest Parent Holdings LLC	Delaware
K-INFRA Elbe Aggregator GP Limited	Cayman Islands
K-INFRA Elbe LLC	Delaware
K-INFRA Emerald Aggregator GP Limited	Cayman Islands
K-INFRA Emerald LLC	Delaware
K-INFRA Encore Aggregator GP Limited	Cayman Islands
K-INFRA Encore LLC	Delaware
K-INFRA Europe Finco Ltd.	Cayman Islands
K-INFRA Europe Finco II Ltd.	Cayman Islands
K-INFRA Gamma Aggregator GP Limited	Cayman Islands
K-INFRA Gamma LLC	Delaware
K-INFRA Gigawatt Aggregator GP Limited	United Kingdom
K-INFRA HedgeCo LLC	Cayman Islands
K-INFRA HedgeCo Preferred Holder Limited	Cayman Islands
K-INFRA HoldCo I LLC	Delaware
K-INFRA HoldCo II LLC	Delaware
K-INFRA Holdings I LLC	Delaware
K-INFRA Holdings II LLC	Delaware
K-INFRA Imperium Holdings Limited	Cayman Islands
K-INFRA Imperium LLC	Delaware
K-INFRA Kinvara Limited	Cayman Islands
K-INFRA Kinvara LLC	Delaware
K-INFRA Kyoto Aggregator GP Limited	Cayman Islands
K-INFRA Kyoto LLC	Delaware
K-INFRA Liquidity Limited	Cayman Islands
K-INFRA Metro Aggregator GP Limited	Cayman Islands
K-INFRA Metro LLC	Delaware

Name	Jurisdiction
K-INFRA Nitro Aggregator GP Limited	Cayman Islands
K-INFRA Nitro LLC	Delaware
K-INFRA Oak Aggregator GP Limited	Cayman Islands
K-INFRA Oak LLC	Delaware
K-INFRA Oasis Aggregator GP Limited	Cayman Islands
K-INFRA Olympus Aggregator GP LLC	Delaware
K-INFRA Opal Aggregator GP Limited	Cayman Islands
K-INFRA Opal LLC	Delaware
K-INFRA Optics Limited	United Kingdom
K-INFRA Panda LLC	Delaware
K-INFRA Pegasus Aggregator GP Limited	Cayman Islands
K-INFRA Pegasus LLC	Delaware
K-INFRA Percival GP Limited	Cayman Islands
K-INFRA Percival LLC	Delaware
K-INFRA Pinnacle LLC	Delaware
K-INFRA Rodeo Aggregator GP Limited	Cayman Islands
K-INFRA Rodeo LLC	Delaware
K-INFRA Ruby Aggregator GP Limited	Cayman Islands
K-INFRA Ruby LLC	Delaware
K-INFRA Sana LLC	Delaware
K-INFRA Sandpiper Aggregator GP Limited	Jersey
K-INFRA Sandpiper LLC	Delaware
K-INFRA Sienna Aggregator GP Limited	Cayman Islands
K-INFRA Sienna LLC	Delaware
K-INFRA Stellar Aggregator GP Limited	Cayman Islands
K-INFRA Stellar LLC	Delaware
K-INFRA Tango Aggregator GP Limited	Cayman Islands
K-INFRA Tango LLC	Delaware
K-INFRA UK MasterCo II Limited	United Kingdom
K-INFRA UK MasterCo Limited	United Kingdom
K-INFRA Vesper Aggregator GP LLC	Delaware
K-INFRA Zeus Aggregator GP Limited	Cayman Islands
K-INFRA Zeus LLC	Delaware
Tango Asia Holdings Pte. Ltd	Singapore